Exhibit 10.2

CONSENT AND FIRST LOAN MODIFICATION AGREEMENT

This Consent and First Loan Modification Agreement (this “Consent”) is entered into as of August 17, 2011 by and among (a) HORIZON PHARMA USA, INC., a Delaware corporation (formerly called HORIZON THERAPEUTICS, INC.) (“Horizon”), HORIZON PHARMA, INC., a Delaware corporation (“Horizon Pharma”), HORIZON PHARMA (UK) LIMITED, a company registered under the laws of England and Wales with registration number 5819120, with its registered offices in the United Kingdom at c/o Arnold & Porter (UK) LLP, Tower 42, 24 Old Broad Street, London EC2N 1HQ (“Horizon UK”, and together with Horizon and Horizon Pharma, each a “Borrower” and, collectively, jointly and severally, the “Borrowers”), (b) the Lenders listed on the signature pages to the Loan Agreement referenced below or otherwise party thereto from time to time (the “Lenders”) and (c) OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as administrative agent for the Lenders, or any successor administrative agent (in such capacity, the “Administrative Agent”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrowers to Administrative Agent and Lenders, Borrowers are indebted to Administrative Agent and Lenders pursuant to a loan arrangement dated as of June 2, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 2, 2011, among Borrowers, Administrative Agent and Lenders (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement. Hereinafter, the Loan Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. CONSENT AND WAIVER. Horizon contemplates entering into a Standard Office Lease (the “Office Lease”) with Long Ridge Office Portfolio, L.P., a Delaware limited partnership (“Long Ridge”) with respect to the lease of certain premises described as Suite Nos. 520 and 550, of the project now known as Corporate 500 Centre whose address is 520 Lake Cook Road, Deerfield, IL 60015. The Office Lease requires that Horizon deliver to Long Ridge an unconditional, irrevocable and renewable letter of credit in favor of Long Ridge issued by a financial institution approved by Long Ridge in an initial stated amount equal to $250,000 (subject to reduction as provided in the Office Lease) (the “Office Lease Letter of Credit”). Borrowers have requested that Lenders and Administrative Agent consent to the Office Lease and the Office Lease Letter of Credit. In reliance upon the representations, warranties and covenants of Borrower herein and in the Existing Loan Documents, Administrative Agent and Lenders hereby (i) consent to the Office Lease and to the delivery of the Office Lease Letter of Credit, including the reimbursement and indemnification obligations of Horizon in respect of the Office Lease Letter of Credit and liens or security interests granted by Horizon to Silicon Valley Bank on cash collateral in an amount not to exceed $250,000 to secure such reimbursement and indemnification obligations and (ii) waive the requirement of thirty days prior written notice of the addition of any new office or business location contained in Section 7.2 of the Loan Agreement in respect of the Office Lease, subject, however, to the following terms and conditions:

A.	The due execution and delivery to Lenders and Administrative Agent of this Consent by each Borrower hereto;

B.	Within thirty (30) days after execution and delivery of the Office Lease, delivery of a duly executed landlord waiver agreement between Long Ridge and Administrative Agent in form reasonably satisfactory to Administrative Agent; and

C.	Payment of the fees and expenses provided for in Section 5 herein;

4. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by adding the following sub-paragraph (i) immediately following sub-paragraph (h) and re-lettering existing subparagraphs (i) and (j) as (j) and (k), respectively, in the definition of “Permitted Indebtedness” appearing in Section 13.1 thereof:

“(i) reimbursement and indemnification obligations of Horizon to SVB in respect of a Letter of Credit issued by SVB in respect of Horizon’s lease of certain premises described as Suite Nos. 520 and 550, of the project now known as Corporate 500 Centre whose address is 520 Lake Cook Road, Deerfield, IL 60015

2	The Loan Agreement shall be amended by deleting sub-paragraphs (j) and (m) in the definition of “Permitted Liens” appearing in Section 13.1 thereof:

“(j) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature, in each case, in the ordinary course of business; provided, that at no such time shall the aggregate amount of all such Liens exceed One Hundred Thousand Dollars ($100,000);”

“(m) liens on (i) deposit account(s) securing Indebtedness to SVB with respect to Borrowers’ credit card program and other cash management services provided that the amount of such Indebtedness shall at no time exceed $200,000, and (ii) in favor of SVB in respect of Borrowers’ lock-box account maintained at SVB provided that all monies in such lock-box account are swept daily to an account at SVB subject to a Control Agreement; and”

and inserting in lieu thereof the following:

“(j) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature, in each case, in the ordinary course of business; provided, that at no such time shall the aggregate amount of all such Liens exceed Three Hundred Fifty Thousand Dollars ($350,000);”

“(m) liens on (i) deposit account(s) securing Indebtedness to SVB with respect to Borrowers’ credit card program and other cash management services provided that the amount of such Indebtedness shall at no time exceed Two Hundred Thousand Dollars ($200,000), (ii) in favor of SVB in respect of Borrowers’ lock-box account maintained at SVB provided that all monies in such lock-box account are swept daily to an account at SVB subject to a Control Agreement and (iii) cash collateral in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) held at SVB to secure a Letter of Credit issued by SVB in respect of Horizon’s lease of certain premises described as Suite Nos. 520 and 550, of the project now known as Corporate 500 Centre whose address is 520 Lake Cook Road, Deerfield, IL 60015; and”

5. FEES. Borrower shall reimburse Administrative Agent for all legal fees and expenses incurred in connection with this Consent.

6. REPRESENTATIONS AND WARRANTIES. To induce Lenders and Administrative Agent to enter into this Consent, Borrowers hereby jointly and severally represent and warrant to Lenders and Administrative Agent as follows:

A. Immediately after giving effect to this Consent (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing, except for the failure to deliver an executed bailee waiver from sanofi-aventis within thirty days of the Effective Date in accordance with that certain Post-Closing Letter among Borrowers, Lender and Administrative Agent;

B. Borrowers have the power and due authority to execute and deliver this Consent; and

C. Except as set forth in Borrowers’ 8-K filed with the SEC on August 2, 2011, the organizational documents of Borrowers delivered to Lenders and Administrative Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

7. RATIFICATION OF PERFECTION CERTIFICATE. Other than the entrance by Horizon into the Office Lease, each Borrower (a) hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in those certain Perfection Certificates, each dated as of June 2, 2011, by each Borrower (collectively, the “Perfection Certificate”) and delivered to Administrative Agent and Lenders, and (b) acknowledges, confirms and agrees the disclosures and information Borrowers provided to Administrative Agent and the Lenders in the Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Each Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Administrative Agent and Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWERS. Each Borrower hereby acknowledges and agrees that such Borrower has no offsets, defenses, claims, or counterclaims against Administrative Agent and Lenders with respect to the Obligations, or otherwise, and that if such Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Administrative Agent and Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and such Borrower hereby RELEASES Administrative Agent and Lenders from any liability thereunder, except for any obligations remaining to be performed by Administrative Agent or Lenders under the Loan Agreement or Loan Documents.

CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Administrative Agent and Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Consent, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Administrative Agent’s and Lenders’ agreement to modifications to the existing Obligations pursuant to this Consent in no way shall obligate

Administrative Agent and Lenders to make any future modifications to the Obligations. Nothing in this Consent shall constitute a satisfaction of the Obligations. It is the intention of Administrative Agent, Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Administrative Agent and Lenders in writing. No maker will be released by virtue of this Consent.

10. COUNTERPARTS. This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11. GOVERNING LAW. Section 13 of the Loan Agreement is hereby incorporated by reference in its entirety.

[Remainder of Page Intentionally Left Blank – Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed as of the date first above written.

HORIZON PHARMA USA, INC., as Borrower

By	/s/ Robert De Vaere

Name:	Robert De Vaere

Title:	Executive VP, CFO

HORIZON PHARMA, INC., as Borrower

By	/s/ Robert De Vaere

Name:	Robert De Vaere

Title:	Executive VP, CFO

HORIZON PHARMA (UK) LIMITED, as Borrower

By	/s/ Robert De Vaere

Name:	Robert De Vaere

Title:	Director

OXFORD FINANCE LLC, as Lender

By	/s/ John G. Henderson

Name:	John G. Henderson

Title:	Vice President & General Counsel

SILICON VALLEY BANK, as Lender

By	/s/ Kristen Parsons

Name:	Kristen Parsons

Title:	Deal Team Leader

OXFORD FINANCE LLC, as Administrative Agent

By	/s/ John G. Henderson

Name:	John G. Henderson

Title:	Vice President & General Counsel

[signature page to Consent and First Loan Modification]